AMENDMENT TO 1989 INCENTIVE PLAN OF BALLY MANUFACTURING CORPORATION
(THE "PLAN")




  Section 3 of the Plan was amended on July 8, 1991 to increase the number of shares reserved for issuance under the Plan from 2,500,000 to 4,000,000, and that said amendment was approved by the stockholders of Bally Manufacturing Corporation on June 16, 1992.